Exhibit 10.2(e)

February 19, 2014

[Debenture Holder’s Name]

Re: Amended and Restated 8% Convertible Debenture Conversion Letter Agreement

Dear ____:

We are offering holders of the Innovus Pharmaceuticals, Inc. (“Innovus” or the “Company”) Amended and Restated 8% Convertible Debenture, dated November 11, 2013 (the “Debenture”), with the opportunity to do a one-time conversion of the outstanding principal and interest under the Debenture at a conversion rate of $0.40 per share of common stock of the Company.

If you would like to participate in this conversion process, please (1) sign this letter agreement below and (2) please surrender the Debenture, appropriately endorsed to us at 9171 Towne Centre Drive, Suite 440, San Diego, CA 92122 accompanied by your written notice to us setting forth the names or names (with addresses(es)) in which the common stock of Innovus shall be issued and registered on the books of the Company. The Debenture shall be marked cancelled on the books of the Company as of the date hereof, whether or not surrendered.

As of the date hereof, the principal and accrued interest under the Debenture is $______ and will convert into ______ shares of our common stock.

If you would like to convert into shares of the Company’s common stock as described above, please sign below.

Once you convert as described herein, your Debenture will terminate in its entirety as of the date hereof.

Please scan this document back to me at ldillen@innovuspharma.com or fax it back to us at 858-356-9452.

Kind Regards,

/s/LYNNETTE DILLEN

Lynnette Dillen

Executive Vice President, Chief Financial Officer

Innovus Pharmaceuticals, Inc.

I, hereby, agree to be bound by the terms and conditions of this letter agreement:

_________________________________

[Debenture Holder’s name]

cc. Dr. Bassam Damaj

President and CEO

Randy Berholtz, Esq.

Acting General Counsel and Secretary

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Schedule of Debenture Holders

This schedule is being provided pursuant to Item 601 of Regulation S-K.

	Outstanding Principal		Original Principal Amount
Name of Holder	and Interest ($)	Common Stock Issued	(in U.S. dollars)

Wallace T. Boyack	$87,219	218,048	$74,667
Vivian Liu	$58,405	146,014	$50,000
Walid Chehab	$23,362	58,405	$20,000
Henry Esber, PhD. (2102)	$15,185	37,964	$13,000
Henry Esber, PhD. (2013)	$76,122	190,304	$70,000
Ziad Mirza	$5,841	14,601	$5,000
Bassam Damaj	$476,165	1,190,411	$452,728

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